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                                                                 Exhibit (14)(b)


[Ohio National Financial Services Letterhead]




                                                             September 13, 1999


The Board of Directors
ONE Fund, Inc.
One Financial Way
Cincinnati, Ohio  45242


RE:      ONE Fund Inc. Registration Statement
         File Nos. 33-47811 and 811-6675
         Registration Statement on Form N-14

Gentlemen:

The undersigned hereby consents to the use of my name under the caption "Legal Counsel" in the registration statement on Form N-14 of the above-captioned registrant.


                                                  Sincerely yours,

                                                  /s/ Ronald L. Benedict

                                                  Ronald L. Benedict
                                                  Secretary and Legal Counsel